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                                                                 EXHIBIT 99.1
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CONTACT:
Heather Staples                            Michele Mehl                       Tracy Urquhart
Ask Jeeves Corporate Communications        InterActive Public Relations       Ask Jeeves Investor Relations
Ph: (510) 985-7610                         Ph: (901) 737-7788                 Ph: (510) 985-7455
Email: heather@askjeeves.com               Email: michele_mehl@ipri.com       Email: tracy@askjeeves.com
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FOR IMMEDIATE RELEASE


    ASK JEEVES, INC. TO ACQUIRE NET EFFECT SYSTEMS, INC., EXPANDING QUESTION ANSWERING SERVICES FOR E-BUSINESSES THROUGH REAL-TIME LIVE HELP ON THE WEB

         Acquisition establishes Ask Jeeves(R) as a leader in connecting consumers to real-time answers through live help and
                               self-service online

EMERYVILLE, CALIF., NOVEMBER 15, 1999 -Ask Jeeves, Inc. (Nasdaq: ASKJ), a leading provider of question answering services for consumers and companies on the Web, today announced it has signed a definitive agreement to acquire privately-held Net Effect Systems, Inc., a provider of Web-based live help services, in a tax-free, stock-for-stock transaction of 1.835 million unregistered shares, representing approximately 5.5 percent pro-forma ownership of Ask Jeeves on a fully-diluted, treasury stock basis. The acquisition will enable Ask Jeeves to connect consumers to answers on the Web through real-time, text-based communication with live agents and remote experts, as well as through its established natural-language question answering services. A significant enhancement to the Ask Jeeves Corporate Question Answering Service, the acquisition creates a one-stop shop for businesses seeking to convert e-shoppers to e-buyers and improve the online experience.

        The acquisition is an extension of Ask Jeeves' mission to humanize the Internet by providing immediate answers on the Web through real-time question answering services that offer a combination of automated self-service and live agent interaction. The Ask Jeeves Corporate Service will incorporate Net Effect's live help to provide e-businesses with an integrated solution for Web-based customer interaction designed to efficiently answer customer queries online for e-commerce and e-service. Ask Jeeves also plans to integrate Net Effect's live help into its Consumer Service at Ask.com to connect users to remote experts as an additional source of answers.

        "Now Ask Jeeves can offer consumers answers to their questions whether the answer is on a Web page or provided by a call center agent or remote expert. The ability to offer live interaction with a human being at the point when it is most important to e-commerce and overall customer



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satisfaction presents a compelling proposition for e-businesses," said Rob
Wrubel, president and CEO of Ask Jeeves. "With the addition of real-time live help we believe the Ask Jeeves Corporate Service will become even more interesting for companies looking to increase conversion rates, reduce support costs and improve the overall customer experience online. This puts us in a position to deliver greater value to our customers and our shareholders."

        Net Effect's live help service enables real-time, text-based communication between a company and its online customers. The real-time live help service features skills-based routing, multi-session communications management, instant session escalation, collaborative browsing and e-commerce and e-service analytics. In addition to enabling the efficient intervention of live agents or remote experts for Web-based customer interaction, Net Effect's live help service delivers valuable data and intelligence about consumer needs and interests to its customers.

        "Our research has shown that 67 percent of shopping carts are abandoned on the Web. Live help is critical to e-businesses because it often makes the difference between purchase and abandonment," said Julie Schoenfeld, president and CEO of Net Effect. "We are extending Ask Jeeves' strategy to make it easier for the customer to get answers either through self-service or live help. We really wanted to work with Ask Jeeves because they understand the importance of the human touch in the Web experience."

        Net Effect's customers include BuyGolf.com, Southwestern Bell Internet Services, Stream International, TELUS, The Right Start, VerticalNet, and Yahoo!/GeoCities. Ask Jeeves and Net Effect customers will be able to take advantage of the combined companies' services.

        Under the agreement, 1.835 million unregistered shares of Ask Jeeves' common stock will be exchanged for all outstanding shares, warrants and vested options of Net Effect. The acquisition is expected to be accounted for as a pooling of interests and is expected to close in the fourth quarter of 1999. The acquisition has been approved by the board of directors of each company and is subject to various closing conditions, including approval by the stockholders of Net Effect.

ASK JEEVES CORPORATE QUESTION ANSWERING SERVICE

        Companies use Ask Jeeves' Corporate Question Answering Service to increase sales, reduce offline support costs and improve customer loyalty by answering customer queries online, ranging from general questions about a company to specific pre-sales and support questions about a product or service. Companies can enlist Ask Jeeves to develop self-service question answering services that link to existing Web content on the subscriber's site and use the




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Shopping Advisor to offer consumers a simpler, more effective way to make product-purchasing decisions online.

        Subscribers to the Corporate Service include Alta Vista, BellSouth, Compaq Computer Corporation, Datek Online, Dell Computer Corporation, E*TRADE, IDG Books Worldwide, Iomega Corporation, Martha Stewart Living Omnimedia, Micron Electronics, Microsoft Corporation, MyPoints.com, Office Depot, Inc., Oxygen Media, Toshiba Corporation, WebTV Networks and Williams-Sonoma, Inc.

ABOUT NET EFFECT SYSTEMS, INC.

        Founded in 1997, Net Effect delivers scalable, Web-based live help services to the e-commerce market. Net Effect's solution enables real-time, text-based conversations between e-businesses and their customers, providing a new opportunity to convert e-shoppers into e-buyers. Implemented with close support from Net Effect's customer care and Web experts, live help can be launched easily, intelligently and cost effectively. The "net effect" is improved customer loyalty and profitability. Net Effect is located in North Hollywood, California and is backed by Greylock, Trinity Ventures, TL Ventures and Stanford University.

ABOUT ASK JEEVES, INC.

        Ask Jeeves provides natural-language question answering services for consumers and companies on the Web by allowing users to ask questions in plain English and be directed to Web sites containing the answer. The Consumer Question Answering Service at Ask.com makes it easier for people to quickly find relevant information, products and services online. The Corporate Question Answering Service, which provides question answering services for company Web sites, helps companies manage customer interactions for electronic commerce and support. Both services leverage Ask Jeeves' proprietary technology, using knowledge bases containing questions and answers to connect consumers to answers. The knowledge bases are designed to become more intelligent with use and can be integrated together to create a question answering network. For more information visit http://www.ask.com or call 510.985.7400.

                                      # # #

This news release contains forward-looking statements that involve risks and uncertainties, including those relating to the company's ability to provide services to corporations that lead to higher conversion rates, increased ecommerce revenues, shortened sales cycles, increased online transactions, the company's ability to deliver increased value to its shareholders, and the ability to complete the acquisition of Net Effect and successfully



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integrate Net Effect products, services and staff into the Company. Results or events discussed may differ materially from actual future events or results. Readers are referred to the documents filed by Ask Jeeves, specifically its S-1 registration statement and Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, which identify important risk factors such as the Company's limited operating history, history of losses and anticipation of continued losses, potential volatility of quarterly operating results, and other risks filed with the Securities and Exchange Commission.

Ask Jeeves, Ask Jeeves for Kids and Ask.com are trademarks and/or service marks of Ask Jeeves, Inc. Other product and company names herein may be trademarks of their respective owners.